UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007 (August 6, 2007)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	98-0204736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3427 SW 42nd Way	32608
Gainesville, Florida
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (352) 379-0611

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 6, 2007 (the “Effective Date”), the Registrant entered into an employment agreement with J. Ladd Greeno to serve as its Chief Executive Officer (the “Agreement”).  Mr. Greeno began employment with the Registrant on June 11, 2007 (the “Start Date”).  Mr. Greeno will report to the Registrant’s Board of Directors (the “Board”) and will render such business and professional services in the performance of his duties, consistent with his position as Chief Executive Officer of the Registrant, as will reasonably be assigned to him by the Board.

The Registrant will pay Mr. Greeno a base salary of $250,000 per year (the “Base Salary”), subject to review by the Board on an annual basis and subject to increase in the Registrant’s discretion.  Mr. Greeno will be eligible to receive an annual bonus (the “Annual Bonus”) of up to fifty percent (50%) of the Base Salary upon the achievement of performance objectives that will be reasonably determined by the Board or the Board’s Compensation Committee in consultation with Mr. Greeno within forty-five (45) days after the Effective Date, and annually thereafter as part of the Registrant’s annual planning process.  Mr. Greeno will also be eligible to receive awards of stock options, restricted stock or other equity awards pursuant to any plans or arrangements the Registrant may have in effect from time to time.

Subject to the Board’s approval, the Registrant will grant Mr. Greeno two options (each, an “Option,” and together, the “Options”) to purchase that number of shares of the Registrant’s common stock equal to five percent (5%) of the Registrant’s outstanding equity on the date of grant, calculated on a diluted basis and taking into account any equity commitments to other employees that were made as of the Start Date and which remain outstanding as of the grant date (the “Share Number”).  The first Option will be granted, subject to Board approval, on the Effective Date with respect to twenty-five percent (25%) of the Share Number at an exercise price of $0.75 per share and will be fully vested and immediately exercisable on the date of grant.  The second Option will be granted, subject to Board approval, at a date determined by the Board, but no later than October 1, 2007, and will be granted with respect to seventy-five percent (75%) of the Share Number.  The second Option will vest and become exercisable as to 1/16th of the shares subject to the Option on each three (3)-month anniversary of the Start Date, subject to Mr. Greeno’s continued service with the Registrant through each such date.  Each Option will have a maximum term of five (5) years.  The second Option will have an exercise price equal to the fair market value of the underlying shares as of the date of grant of the relevant Option, calculated in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Each Option will be subject to the terms and conditions of the equity award grant agreements between the Registrant and Mr. Greeno.  Notwithstanding the foregoing or anything in the Agreement to the contrary, except in the event of a “change of control” (as defined in the Agreement), if before the one (1) year anniversary of the Start Date (A) the Registrant terminates Mr. Greeno’s employment with the Registrant for “cause” (as defined in the Agreement) or (B) Mr. Greeno voluntarily resigns from his employment with the Registrant for any or no reason except “good reason” (as defined in the Agreement), the vested shares subject to the Options will be held in escrow until the one (1) year anniversary of the Start Date.

Mr. Greeno will be eligible to participate in accordance with the terms of all Registrant employee benefit plans, policies and arrangements that are applicable to other senior executive officers of the Registrant, as such plans, policies and arrangements may exist from time to time.  Mr. Greeno will be entitled to paid vacation of four (4) weeks per year in accordance with the Registrant’s vacation policy, prorated for calendar year 2007.  The timing and duration of specific vacations will be mutually and reasonably agreed to by the Registrant and Mr. Greeno.  The Registrant will reimburse Mr. Greeno for reasonable travel, entertainment and other expenses incurred by Mr. Greeno in the furtherance of the performance of his duties under the Agreement, in accordance with the Registrant’s expense reimbursement policy as in effect from time to time.

As of the Effective Date, Mr. Greeno will work from home; however, Mr. Greeno may be asked to work from an office in the Boston area.  If during the term of Mr. Greeno’s employment the Registrant and Mr. Greeno mutually agree to relocate Mr. Greeno’s principal place of employment to Florida or another area, the Registrant will reimburse Mr. Greeno for: (a) reasonable moving and travel expenses incurred by Mr. Greeno and his family during any relocation in connection with this employment with the Registrant, (b) insurance for Mr. Greeno’s possessions during such relocation, and (c) certain reasonable real estate and legal fees incurred in connection with the relocation.

During the term of Mr. Greeno’s employment, if Mr. Greeno is required to meet with Registrant employees and consultants for an extended period of time, the Registrant will provide Mr. Greeno with temporary accommodations in close proximity to the Registrant’s office in either Gainesville or Boca Raton, Florida, or such other location.  The Registrant will provide Mr. Greeno with similar temporary accommodations in the event of an interim relocation.

In the event Mr. Greeno’s employment with the Registrant terminates for any reason, Mr. Greeno will be entitled to any (a) unpaid Base Salary accrued up to the effective date of the termination, (b) unpaid, but earned and accrued Annual Bonus for any completed fiscal  year as of his termination of employment, provided Mr. Greeno was not terminated for “cause” (as defined in the Agreement) that was attributable to conduct during the performance period, (c) pay for accrued but unused vacation, (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Mr. Greeno, (e) unreimbursed expenses required to be reimbursed to Mr. Greeno, and (f) rights to indemnification Mr. Greeno may have under the Registrant’s Articles of Incorporation, Bylaws, the Agreement, or separate indemnification agreement, as applicable.

If (i) the Registrant terminates Mr. Greeno’s employment without “cause” (as defined in the Agreement), (ii) Mr. Greeno resigns from his employment with the Registrant for “good reason” (as defined in the Agreement), or (iii) Mr. Greeno resigns from his employment with the Registrant for any or no reason within one hundred eighty (180) days following a “change of control” (as defined in the Agreement), then subject to other provisions in the Agreement, Mr. Greeno will receive: (i) continuing payments of severance pay at a rate equal to his Base Salary as then in effect for twelve (12) months form the date of such termination, (ii) the Annual Bonus for the fiscal year in which Mr. Greeno’s employment under the Agreement terminated, which shall be prorated to reflect the number of days of the fiscal year during which Mr. Greeno was employed by the Registrant, and (iii) the same level of health (i.e. medical, vision and dental) coverage and other benefits as in effect for Mr. Greeno, and, if applicable, Mr. Greeno’s dependents, on the day immediately preceding Mr. Greeno’s termination at the same costs to him as was in effect on the day prior to his separation from service; provided, however, that (1) Mr. Greeno constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Code, and (2) Mr. Greeno elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA.  The Registrant will reimburse Mr. Greeno’s COBRA premiums until the earlier of (A) twelve (12) months from Mr. Greeno’s termination, or (B) until Mr. Greeno obtains substantially similar coverage under another employer’s group insurance plan.

If (i) the Registrant terminates Mr. Greeno’s employment for “cause”, (ii) Mr. Greeno’s employment terminates due to death or “disability” (as defined in the Agreement), or (iii) Mr. Greeno resigns his employment with the Registrant without “good reason” (other than a resignation that is within one hundred eighty (180) days following a “change of control”, then (1) all vesting will terminate immediately with respect to Mr. Greeno’s outstanding equity awards, (2) all payments of compensation by the Registrant to Mr. Greeno hereunder will terminate immediately (except as to amounts already earned, including unused and accrued vacation), and (3) Mr. Greeno will not be eligible for severance or other benefits, except in accordance with any generally applicable Registrant plans or policies as are then in effect.

If the Registrant undergoes a “change of control” before the one (1) year anniversary of the Start Date, fifty percent (50%) of the unvested shares subject to Mr. Greeno’s outstanding equity awards will immediately vest and become exercisable or released from the Registrant’s repurchase or reacquisition right.  If the Registrant undergoes a “change of control” on or after the one (1) year anniversary of the Start Date, one hundred percent (100%) of the unvested shares subject to Mr. Greeno’s outstanding equity awards will immediately vest and become exercisable or released from the Registrant’s repurchase or reacquisition right.

If in the course of Mr. Greeno’s employment with the Registrant, he incorporates into any invention, improvement, development, product, copyrightable material or trade secret any invention, improvement, development, concept, discovery or other proprietary information owned by him or in which he has an interest, the Registrant is granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such item as part of in connection with such product, process or machine.  Mr. Greeno agrees that he will promptly make full written disclosure to the Registrant, will hold in trust for the sole right and benefit of the Registrant, and assign to the Registrant, or its designee, all his right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Mr. Greeno may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Mr. Greeno is in the employ of the Registrant.

Mr. Greeno agrees to the confidentiality, non-competition and non-solicitation provisions of the Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(c)	Appointment of Officers

Mr. J. Ladd Greeno was appointed as Chief Executive Officer of the Registrant effective August 6, 2007.

Mr. Greeno, 58 years old, served as a Senior Advisor for the Registrant from June 11, 2007 until his appointment as the Registrant’s Chief Executive Officer on August 6, 2007.  From June 2003 to March 2006, Mr. Greeno served as the President and Chief Executive Officer of Agion Technologies, Inc., a company which specializes in natural antimicrobial solutions. From March 2003 to June 2003, Mr. Greeno served as Director of Chemical and Pharmaceutical Industry Sectors for Environmental Resources Management, Inc., an environmental consulting company. From 1978 to 2002, Mr. Greeno held several positions with Arthur D. Little, Inc., a consulting company, and his last position with the company was as its Chief Operating Officer.  Mr. Greeno received his Bachelor of Business Administration from the University of Oklahoma in 1971.  He received his Master of Business Administration from Harvard Business School in 1978.

There are no family relationships among the directors or executive officers.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Other than the employment agreement described under Item 1.01 and ancillary arrangements mentioned thereunder, there is no material plan, contract or arrangement (whether or not written) to which Mr. Greeno is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Greeno or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exh. No.	Description

10.1.	Employment Contract, dated August 6, 2007, by and between the Registrant and J. Ladd Greeno.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: August 10, 2007
/s/ David Lerner
David Lerner, President